UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2005

CONTINENTAL AIRLINES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-10323	74-2099724
(Commission File Number)	(IRS Employer Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 324-2950
(Registrant's Telephone Number, Including Area Code)

______________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 19, 2005, Continental Airlines, Inc. (the "Company") entered into an Underwriting Agreement (the "Underwriting Agreement") with UBS Securities LLC (the "Underwriter") relating to the issuance and sale of 18,000,000 shares of the Company's Class B common stock, par value $0.01 per share (the "Common Stock"), at an offering price to the public of $11.35 per share. The Company has granted the Underwriter a 30-day option to purchase an additional 2,700,000 shares of Common Stock at the same price to cover over-allotments, if any. The closing of the offering, which is subject to customary closing conditions, is expected to occur on October 24, 2005.

These shares of Common Stock will be issued pursuant to the Company's shelf registration statement (the "Registration Statement") on Form S-3 (No. 333-128289), which was declared effective by the Securities and Exchange Commission on September 23, 2005.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K (this "Report"), and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. The Underwriting Agreement is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement. A copy of the opinion of Vinson & Elkins L.L.P. relating to the legality of the issuance and sale of the shares in the offering is filed as Exhibit 5.1 to this Report and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
1.1	Underwriting Agreement dated October 19, 2005 between Continental Airlines, Inc. and UBS Securities LLC
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CONTINENTAL AIRLINES, INC.

October 20, 2005	By /s/ Jennifer L. Vogel Jennifer L. Vogel Senior Vice President, General Counsel, Secretary and Corporate Compliance Officer

EXHIBIT INDEX

1.1	Underwriting Agreement dated October 19, 2005 between Continental Airlines, Inc. and UBS Securities LLC
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1)